UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2012

TG Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32639 (Commission File Number)	36-3898269 (IRS Employer Identification No.)

787 Seventh Ave, 48th Floor

New York, New York 10019

(Address of Principal Executive Offices)

(212) 554-4484

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On November 15, 2012, TG Therapeutics, Inc. (the “Company”) issued a press release announcing that it had entered into an exclusive licensing agreement (the “Agreement”) with Ildong Pharmaceutical Co. Ltd. (“Ildong”) for the development and commercialization of the Company’s novel anti-CD20 antibody, Ublituximab (TGTX-1101) in South Korea and Southeast Asia. A copy of the press release, which outlines the material terms of the Agreement, is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 15, 2012, the Company amended that certain Restricted Stock Subscription Agreement, dated November 15, 2011, by and between the Company and Sean Power (the “Subscription Agreement”) to revise the vesting schedule contained therein. Pursuant to the amendment, Mr. Power’s 25,000 shares of Company common stock, par value $.001 per share, set to vest on November 15, 2012 will now vest on “the later of November 15, 2012 or the date on which the Company has a 30-day weighted average trading volume in excess of 50,000 for a period of 30 days.” All other provisions in the Subscription Agreement remain unchanged.

Item 9.01	Financial Statements And Exhibits.

(d)	Exhibits.

99.1	Press release issued by TG Therapeutics, Inc. on November 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG Therapeutics, Inc.
(Registrant)

Date: November 15, 2012

	By:	/s/ Sean A. Power
Sean A. Power
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit

Number	Description

99.1	Press release issued by TG Therapeutics, Inc. on November 15, 2012.

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